As filed with the Securities and Exchange Commission on March 29, 2005.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation or organization)	11-6040273 (I.R.S. Employer Identification Number)

175 Crossways Park West

Woodbury, New York  11797-2055

(516) 390-1400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants Principal Executive Offices)

Weight Watchers International, Inc. 2004 Stock Incentive Plan

(Full Title of the Plan)

Robert W. Hollweg, Esq.

Weight Watchers International, Inc.

175 Crossways Park West

Woodbury, New York  11797-2055

(516) 390-1400

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Risë B. Norman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (a)	Proposed maximum offering price per share(b)	Proposed maximum aggregate offering price(b)	Amount of registration fee(b)
Common stock, no par value	2,500,000	$ 41.66	$ 104,150,000	$ 12,258.46
Preferred stock purchase rights(c)	—	—	—	—
Total	2,500,000	$ 41.66	$ 104,150,000	$ 12,258.46

(a)                Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may become issuable under the 2004 Stock Incentive Plan to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(b)               Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price per share and the proposed maximum offering price are estimated for the purpose of calculating the amount of registration fee and are based upon the average of the high and low prices of shares of common stock on the New York Stock Exchange on March 21, 2005.

(c)                The preferred stock purchase rights initially will trade together with the common stock.  The value attributable to the preferred stock purchase rights, if any, is reflected in the offering price of the common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

                    The following documents that the Registrant has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

(a)                The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005; and

(b)               The description of the Registrant’s common stock under the heading “Description of Capital Stock” included in its Registration Statement on Form S-1 incorporated by reference in its Registration Statement on Form 8-A filed on November 9, 2001 under Section 12(b) of the Exchange Act.

                    All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

    Not applicable.

Item 5.        Interests of Named Experts and Counsel.

    None.

Item 6.        Indemnification of Directors and Officers.

                    The Registrant’s Articles of Incorporation provide for the indemnification of its directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act.  Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful.  The Registrant’s Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.  The Registrant also carries insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act.  In addition, the Virginia Stock Corporation Act and the Registrant’s Articles of Incorporation eliminate the liability for monetary damages of a director or officer in a shareholder or derivative proceeding.  This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law.  Sections 13.1-692.1 and 13.1-696 through 704 of the Virginia Stock Corporation Act are incorporated into this paragraph by reference.

Item 7.        Exemption from Registration Claimed.

    None.

Item 8.    Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

4.1	Weight Watchers International, Inc. 2004 Stock Incentive Plan is incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2004

4.2

Amended and Restated Articles of Incorporation of Weight Watchers International, Inc. is incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

4.3

Amended and Restated By-laws of Weight Watchers International, Inc. is incorporated herein by reference to Exhibit 3.2 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

4.4

Articles of Amendment to the Articles of Incorporation, as Amended and Restated, of Weight Watchers International, Inc., to Create a New Series of Preferred Stock Designated as Series B Junior Participating Preferred Stock, adopted as of November 14, 2001 is incorporated herein by reference to Exhibit 3.3 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

4.5

Rights Agreement, dated as of November 15, 2001 between Weight Watchers International Inc. and Equiserve Trust Company, N.A. is incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-89444) as filed on May 31, 2002.

4.6

First Amendment dated as of November 4, 2003, to the Rights Agreement, dated as of November 15, 2001 by and between Weight Watchers International, Inc. and EquiServe Trust Company, N.A. is incorporated herein by reference to Exhibit 4.3 filed with the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2003.

4.7

Specimen of stock certificate representing Weight Watchers International Inc.’s common stock, no par value, is incorporated herein by reference to Exhibit 4.6 with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-69362) as filed on November 9, 2001.

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, relating to the Registrant’s financial statements.

24	Power of Attorney (included on signature page).

Item 9.  Undertakings.

(1)       The undersigned Registrant hereby undertakes:

(a)       to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(2)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, and State of New York on the 29th day of March, 2005.

WEIGHT WATCHERS INTERNATIONAL, INC.
(Registrant)

By:
Name:
Title:

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ann Sardini and Robert Hollweg and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to this Registration Statement, including any and all stickers and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 29th day of March, 2005.

Signature	Title

President, Chief Executive Officer and Director
Linda Huett	(Principal Executive Officer)

Vice President and Chief Financial Officer
Ann M. Sardini	(Principal Financial and Accounting Officer)

Chairman of the Board of Directors
Raymond Debbane

Director
Jonas M. Fajgenbaum

Director
Sacha Lainovic

Director
Christopher J. Sobecki

Director
Sam K. Reed

Director
Marsha Johnson Evans

Director
John F. Bard

Director
Philippe J. Amouyal

EXHIBIT INDEX

Exhibit Number	Description

4.1	Weight Watchers International, Inc. 2004 Stock Incentive Plan is incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2004.

4.2

Amended and Restated Articles of Incorporation of Weight Watchers International, Inc. is incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

4.3

Amended and Restated By-laws of Weight Watchers International, Inc. is incorporated herein by reference to Exhibit 3.2 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

4.4

Articles of Amendment to the Articles of Incorporation, as Amended and Restated, of Weight Watchers International, Inc., to Create a New Series of Preferred Stock Designated as Series B Junior Participating Preferred Stock, adopted as of November 14, 2001 is incorporated herein by reference to Exhibit 3.3 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

4.5

Rights Agreement, dated as of November 15, 2001 between Weight Watchers International Inc. and Equiserve Trust Company, N.A. is incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-89444) as filed on May 31, 2002.

4.6

First Amendment dated as of November 4, 2003, to the Rights Agreement, dated as of November 15, 2001 by and between Weight Watchers International, Inc. and EquiServe Trust Company, N.A. is incorporated herein by reference to Exhibit 4.3 filed with the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2003.

4.7

Specimen of stock certificate representing Weight Watchers International Inc.’s common stock, no par value, is incorporated herein by reference to Exhibit 4.6 with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-69362) as filed on November 9, 2001.

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, relating to the Registrant’s financial statements.

24	Power of Attorney (included on signature page).